                     AMENDED INVESTMENT MANAGEMENT AGREEMENT
                     ---------------------------------------

AGREEMENT made as of the 26th day of July, 2005, and amended as of March 27, 2006, by and between NUVEEN MULTISTATE TRUST II, a Massachusetts business trust (the "Fund"), and NUVEEN ASSET MANAGEMENT, a Delaware corporation (the "Adviser").

                                   WITNESSETH
                                   ----------

In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

1. The Fund hereby employs the Adviser to act as the investment adviser for, and to manage the investment and reinvestment of the assets of each of the Fund's series as set forth on Exhibit A attached hereto (the "Portfolios") or as may exist from time to time in accordance with the Fund's investment objective and policies and limitations relating to such Portfolio, and to administer the Fund's affairs to the extent requested by and subject to the supervision of the Board of Trustees of the Fund for the period and upon the terms herein set forth. The investment of the assets of each Portfolio shall be subject to the Fund's policies, restrictions and limitations with respect to securities investments as set forth in the Fund's registration statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of l940 covering the Fund's Portfolios' shares of beneficial interest, including the Prospectus and Statement of Additional Information forming a part thereof, all as filed with the Securities and Exchange Commission and as from time to time amended, and all applicable laws and the regulations of the Securities and Exchange Commission relating to the management of registered open-end, management investment companies.

The Adviser accepts such employment and agrees during such period to render such services, to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Fund's custodian, transfer agent and shareholder service agent, and the like) for the Fund, to permit any of its officers or employees to serve without compensation as trustees or officers of the Fund if elected to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for nor represent the Fund in any way, nor otherwise be deemed an agent of the Fund.

2. For the services and facilities described in Section l, the Fund will pay to the Adviser, at the end of each calendar month, an investment management fee equal to the sum of a Fund-Level Fee and a Complex-Level Fee.

    A. The Fund Level Fee shall be computed by applying the following annual rate to the average total daily net assets of each Portfolio (except the California High Yield Fund), calculated separately:

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                           Average Total Daily Net Assets      Rate
                           ------------------------------      ----
                           For the first $125 million         .3500%
                           For the next $125 million          .3375%
                           For the next $250 million          .3250%
                           For the next $500 million          .3125%
                           For the next $1 billion            .3000%
                           For the next $3 billion            .2750%
                           For net assets over $5 billion     .2500%

         The Fund Level Fee for the California High Yield Fund shall be computed by applying the following annual rate to the average daily net assets of the
Fund:

                           Average Total Daily Net Assets      Rate
                           ------------------------------      ----
                           For the first $125 million         .4000%
                           For the next $125 million          .3875%
                           For the next $250 million          .3750%
                           For the next $500 million          .3625%
                           For the next $1 billion            .3500%
                           For net assets over $2 billion     .3250%

For the California High Yield Fund only, the Adviser will waive fees and reimburse expenses in order to prevent total annual fund operating expenses-net (excluding 12b-1 distribution and service fees and extraordinary expenses) from exceeding 1.00% of the average daily net assets of any class of fund shares of Nuveen California High Yield Municipal Bond Fund, subject to possible further reductions as a result of reductions in the complex-level fee component of the management fee.

         B. The Complex-Level Fee shall be calculated by reference to the daily net assets of the Eligible Funds, as defined below (with such daily net assets to include, in the case of Eligible Funds whose advisory fees are calculated by reference to net assets that include net assets attributable to preferred stock issued by or borrowings by the fund, such leveraging net assets) ("Complex-Level Assets"), pursuant to the following annual fee schedule:

                      Complex-Level Assets     Annual Fee
                      --------------------     ----------
                       First $55 billion         .2000%
                       Next $1 billion           .1800%
                       Next $1 billion           .1600%
                       Next $3 billion           .1425%
                       Next $3 billion           .1325%
                       Next $3 billion           .1250%
                       Next $5 billion           .1200%
                       Next $5 billion           .1175%
                       Next $15 billion          .1150%

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                      With respect to Complex-Level Assets over $91 billion,
                      both the Fund (via its Board of Trustees) and the Adviser intend that the parties will meet, prior to the time when Complex-Assets reach that level, to consider and negotiate the fee rate or rates that will apply to such assets. The parties agree that, in the unlikely event that Complex-Wide Assets reach $91 billion prior to the parties reaching an agreement as to the Complex-Level Fee rate or rates to be applied to such assets, the Complex-Level Fee rate for such Complex-Level Assets shall be .1400% until such time as the parties agree to a different rate or rates.

      C. "Eligible Funds", for purposes of this Agreement, shall mean all Nuveen-branded closed-end and open-end registered investment companies organized in the United States. Any open-end or closed-end funds that subsequently become part of the Nuveen complex because either (a) Nuveen Investments, Inc. or its affiliates acquire the investment adviser to such funds (or the adviser's parent), or (b) Nuveen Investments, Inc. or its affiliates acquire the fund's adviser's rights under the management agreement for such fund, will be evaluated by both Nuveen management and the Nuveen Funds' Board, on a case-by-case basis, as to whether or not these acquired funds would be included in the Nuveen complex of Eligible Funds and, if so, whether there would be a basis for any adjustments to the complex-level breakpoints.

      D. For the month and year in which this Agreement becomes effective, or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively. The services of the Adviser to the Fund under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

3. In addition to the services and facilities described in Section 1, the Adviser shall assume and pay, but only to the extent hereinafter provided, the following expenses related to the Nuveen California Municipal Bond Fund, Nuveen California Insured Municipal Bond Fund, Nuveen Massachusetts Municipal Bond Fund, Nuveen Massachusetts Insured Municipal Bond Fund, Nuveen New York Municipal Bond Fund and Nuveen New York Insured Municipal Bond Fund Portfolios only: (x) any expenses for services rendered by a custodian for the safekeeping of those Portfolio's securities or property, for keeping its books of account, for calculating the net asset value of the Portfolios as provided in the Declaration of Trust of the Fund, and any other charges of the custodian; and
(y) the cost and expenses of the Portfolios; operations, including compensation of the trustees, transfer, dividend disbursing and shareholder service agent expenses, legal fees, expenses of independent accountants, costs of share certificates, expenses of preparing, printing and distributing reports to shareholders and governmental agencies, and all fees payable to Federal, State, or other governmental agencies on account of the registration of securities issued by the Portfolios, filing of corporate documents or otherwise. Notwithstanding the foregoing, the Adviser shall not be obligated to assume or pay interest, taxes, fees incurred in acquiring and disposing of portfolio securities or extraordinary expenses of the Portfolios. The Portfolios shall not incur any obligation for management or administrative expenses which the Portfolio intends the Adviser to assume and pay hereunder without first obtaining the written approval of the Adviser.

    The foregoing enumerated expenses for the Nuveen California Municipal Bond Fund, Nuveen California Insured Municipal Bond Fund, Nuveen Massachusetts Municipal Bond Fund, Nuveen Massachusetts Insured Municipal Bond Fund, Nuveen New York Municipal Bond Fund and Nuveen New York Insured Municipal Bond Fund Portfolios are hereby assumed by the Adviser to the extent they, together with the Adviser's fee payable hereunder (but excluding interest, taxes, fees incurred in acquiring and disposing of portfolio securities and extraordinary expenses), exceed during any fiscal year: (a) .75 of 1% of each Portfolio's average net assets for such year for Nuveen California Municipal Bond Fund, Nuveen Massachusetts Municipal Bond Fund and Nuveen New York Municipal Bond Fund; or (b) .975 of 1% of each Portfolio's average net assets for such year for Nuveen California Insured Municipal Bond Fund, Nuveen Massachusetts Insured Municipal Bond Fund and Nuveen New York Insured Municipal Bond Fund. To the extent they do not exceed such percentages, such expenses shall be properly chargeable to those Portfolios. If, at the end of any month, the expenses of the Portfolios properly chargeable to the income account on a year-to-date basis shall exceed the appropriate percentage of average net assets, the payment to the Adviser for that month shall be reduced and, if necessary, the Adviser shall assume and pay expenses pursuant hereto so that the total year-to-date net expense will not exceed such percentage. As of the end of the Portfolios' fiscal year the foregoing computation and assumption of expenses shall be readjusted, if necessary, so that the expenses assumed and paid by the Adviser, if any, are such, and the aggregate compensation payable to the Adviser related to each Portfolio for the year, (otherwise equal to the percentage set forth in Section 2 hereof of the average net asset value as determined and described herein throughout the fiscal year) is diminished as may be necessary, so that the total amount of expenses of each Portfolio borne by the Fund shall not exceed the applicable expense limitation.

    The net asset value of each Portfolio shall be calculated as provided in the Declaration of Trust of the Fund. On each day when net asset value is not calculated, the net asset value of a share of beneficial interest of a Portfolio shall be deemed to be the net asset value of such share as of the close of business on the last day on which such calculation was made for the purpose of the foregoing computations.

4. Regardless of any of the above provisions, the Adviser guarantees that the total expenses of each Portfolio in any fiscal year, exclusive of taxes, interest, brokerage commissions, and extraordinary expenses such as litigation costs, shall not exceed, and the Adviser undertakes to pay or refund to the Portfolio any amount up to but not greater than the aggregate fees received by the Adviser under this Agreement for such fiscal year, the limitation imposed by any jurisdiction in which the Fund continues to offer and sell shares of the Portfolio after exceeding such limitation. Except as otherwise agreed to by the Fund or the Adviser or unless otherwise required by the law or regulation of any state, any reimbursement by the Adviser to a Portfolio under this section shall not exceed the management fee payable to the Adviser by a Portfolio under this Agreement.

5. The Adviser shall arrange for officers or employees of the Adviser to serve, without compensation from the Fund, as trustees, officers or agents of the Fund, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations imposed by law.

6. Subject to applicable statutes and regulations, it is understood that officers, trustees, or agents of the Fund are, or may be, interested in the Adviser as officers, directors, agents, shareholders or otherwise, and that the officers, directors, shareholders and agents of the Adviser may be interested in the Fund otherwise than as trustees, officers or agents.

7. The Adviser shall not be liable for any loss sustained by reason of the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon the investigation and research made by any other individual, firm or corporation, if such recommendation shall have been selected with due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

8. The Adviser currently manages other investment accounts and funds, including those with investment objectives similar to the Fund, and reserves the right to manage other such accounts and funds in the future. Securities considered as investments for a Portfolio of the Fund may also be appropriate for other Portfolios or for other investment accounts and funds that may be managed by the Adviser. Subject to applicable laws and regulations, the Adviser will attempt to allocate equitably portfolio transactions among the Fund's Portfolios and the portfolios of its other investment accounts and funds purchasing securities whenever decisions are made to purchase or sell securities by a Portfolio and another fund's portfolio or one or more of such other accounts or funds simultaneously. In making such allocations, the main factors to be considered by the Adviser will be the respective investment objectives of the Fund Portfolio or Portfolios purchasing such securities and such other accounts and funds, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Fund Portfolios and such other accounts and funds, the size of investment commitments generally held by the Fund Portfolios and such accounts and funds, and the opinions of the persons responsible for recommending investments to the Fund and such other accounts and funds.

9. This Agreement shall continue in effect until August 1, 2006, unless and until terminated by either party as hereinafter provided, and shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the Investment Company Act of 1940.

This Agreement shall automatically terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty by the Fund or by the Adviser upon sixty (60) days' written notice to the other party. The Fund may effect termination by action of the Board of Trustees, or, with respect to any Fund Portfolio, by vote of a majority of the outstanding voting securities of that Portfolio, accompanied by appropriate notice.

This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Fund, or, with respect to any Fund Portfolio, by vote of a majority of the outstanding voting securities of that Portfolio, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the covenants of the Adviser set forth herein.

Termination of this Agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation, described in Section 2, earned prior to such termination.

10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder shall not be thereby affected.

11. The Adviser and its affiliates reserve the right to grant, at any time, the use of the name "Nuveen", or any approximation or abbreviation thereof, to any other investment company or business enterprise. Upon termination of this Agreement by either party, or by its terms, the Fund shall thereafter refrain from using any name of the Fund which includes "Nuveen" or any approximation or abbreviation thereof, or is sufficiently similar to such name as to be likely to cause confusion with such name, and shall not allude in any public statement or advertisement to the former association.

12. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for receipt of such notice.

13. The Fund's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement is executed on behalf of the Fund by the Fund's officers as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Fund's Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

    IN WITNESS WHEREOF, the Fund and the Adviser have caused this Agreement to be executed on the day and year above written.

                                       NUVEEN MULTISTATE TRUST II

                                       by:   /s/ Jessica R. Droeger
                                            --------------------------------
                                                   Vice President

 /s/ Virginia O'Neal
-------------------------
   Assistant Secretary

                                       NUVEEN ASSET MANAGEMENT

                                       by:   /s/ Julia L. Antonatos
                                            --------------------------------
                                                  Managing Director

Attest:    /s/ Larry Martin
         ------------------------
           Assistant Secretary

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                                                                       Exhibit A

          Nuveen California Municipal Bond Fund
          Nuveen California Insured Municipal Bond Fund
          Nuveen Connecticut Municipal Bond Fund
          Nuveen Massachusetts Municipal Bond Fund
          Nuveen Massachusetts Insured Municipal Bond Fund
          Nuveen New Jersey Municipal Bond Fund
          Nuveen New York Municipal Bond Fund
          Nuveen New York Insured Municipal Bond Fund

          Nuveen California High Yield Municipal Bond Fund     effective 3/27/06

To: Nuveen Multistate Trust II - Nuveen California High Yield Municipal Bond Fund (the "Fund")

From: Nuveen Asset Management (the "Adviser")

Date: March 27, 2006

Re: Temporary expense cap
--------------------------------------------------------------------------------

This is to memorialize the Adviser's agreement with the Fund that the Adviser will waive fees and reimburse expenses of the Fund through June 30, 2009, in order to prevent total annual fund operating expenses-net (excluding 12b-1 distribution and service fees and extraordinary expenses) from exceeding .75% of the average daily net assets of any class of fund shares of the Fund, subject to possible further reductions as a result of reductions in the complex-level fee component of the management fee.

                                              NUVEEN MULTISTATE TRUST II

                                              By:    /S/  JESSICA R. DROEGER
                                                  ------------------------------
                                                         Vice President


Attest:   /S/  VIRGINIA O'NEAL
        --------------------------
           Assistant Secretary

                                              NUVEEN ASSET MANAGEMENT

                                              By:   /S/   JULIA L. ANTONATOS
                                                  ------------------------------
                                                        Managing Director


Attest:     /S/  LARRY MARTIN
        --------------------------
           Assistant Secretary